                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                           EAGLE FOOD CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 13, 2000


Dear Shareholder:

   You are hereby invited to attend the 2000 Annual Meeting of Shareholders of Eagle Food Centers, Inc. which will be held on Wednesday, September 13, 2000 at 8:00 a.m., Central Daylight Time, at the Milan Community Center, Route 67 and 92nd Avenue, Milan, Illinois. The matters to be considered and voted upon at the Annual Meeting of Shareholders are:

         1. The election of eight persons to serve as directors of the Company until the 2001 Annual Meeting of Shareholders or until their successors shall have been elected and shall have qualified.

         2.       A proposal to ratify the 2000 Stock Incentive Plan.

         3. A proposal to ratify the appointment of KPMG LLP as independent public accountants for the current fiscal year.

         4. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   The Board of Directors has fixed the close of business on July 28, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment or postponements thereof.

   All shareholders of record at the close of business on July 28, 2000 are invited to attend the meeting in person. However, to ensure your shares will be voted in the event you are not able to attend, please fill in, sign, and date the enclosed proxy, and return it in the enclosed envelope as soon as possible. The attached Proxy Statement contains more detailed information with respect to the business to be transacted at the meeting.


                                                           S. Patric Plumley
                                                           Secretary


August 14, 2000
Milan, Illinois

                                                                 August 14, 2000

                            EAGLE FOOD CENTERS, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION


   This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Eagle Food Centers, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on September 13, 2000, at 8:00 a.m., Central Daylight Time at the Milan Community Center, Route 67 and 92nd Avenue, Milan, Illinois, and at any adjournments or postponements thereof. Proxies are solicited to give all shareholders of record at the close of business on July 28, 2000, an opportunity to vote upon the items listed on the accompanying proxy card. This Proxy Statement, the Notice of Annual Meeting, and the proxy card are intended to be mailed to shareholders commencing on August 14, 2000.

   Only holders of record of the Common Stock of the Company, $.01 par value per share, at the close of business on July 28, 2000, are entitled to notice of and to vote at the annual meeting. As of July 28, 2000, the Company had outstanding 10,939,048 shares of Common Stock each of which is entitled to one vote on each proposal presented. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the meeting. In the election of directors, a plurality of votes cast in person or by proxy shall elect. Shareholders are not entitled to cumulative voting in the election of directors. Each other proposal requires a majority of the votes cast on the proposal to approve. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

   All proxies delivered pursuant to this solicitation may be revoked at any time at the option of the shareholder by giving written notice to the Secretary of the Company, by submitting a later dated proxy, or by voting in person at the meeting.

   Upon timely receipt of each properly signed proxy card, the shares represented thereby will be voted in accordance with the directions indicated on the proxy card. If no instructions are indicated, the shares will be voted for the election of the nominated directors, for the ratification of the 2000 Stock Incentive Plan and for the ratification of the selection of auditors.

   The cost of soliciting proxies will be borne by the Company. Officers, directors, and regular employees of the Company may solicit proxies personally, by mail, by telephone or otherwise for which they will not receive additional compensation.

   The Eagle Food Centers, Inc. 1999 Annual Report and financial statements for the fiscal year ended January 29, 2000, with comparative figures for prior periods, accompany this Proxy Statement. The Annual Report and the financial statements included therein are incorporated in this Proxy Statement by reference.

   The mailing address of the principal executive offices of the Company is Rt. 67 and Knoxville Road, Milan, Illinois, 61264.

                            PROPOSALS TO SHAREHOLDERS
                              ELECTION OF DIRECTORS
                                   PROPOSAL 1

   The Board of Directors currently consists of six members, all of whom have been nominated to be elected at the 2000 Annual Meeting of Shareholders to serve until the 2001 Annual Meeting of Shareholders or until their successors have been elected and qualified. Two additional nominees, who will also serve until the 2001 Annual Meeting of Shareholders or until their successors have been elected and qualified, have been added to bring the board to eight members. The table below sets forth certain information regarding the nominees. The accompanying proxy, in the absence of instructions to the contrary, will be voted for the election of the following eight persons unless the authority to vote is withheld. If any nominee is unable to serve, or for good cause will not serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board of Directors.

The Board of Directors recommends a vote "FOR" each of the eight nominees listed below.

Name                    Age     Position(s) Held
----                    ---     ----------------

Robert J. Kelly         55      Chairman of the Board
Jeffrey L. Little       49      Chief Executive Officer and President
S. Patric Plumley       51      Senior Vice President, Chief Financial Officer,
                                Secretary
Peter B. Foreman        64      Director
Steven M. Friedman      45      Director
Alain M. Oberrotman     49      Director
Jerry I. Reitman        62      Director
William J. Snyder       57      Director

The business experience of each of the nominees during the past five years is as follows:

   Mr. Kelly joined the Company as President and Chief Executive Officer in May 1995 and became a director in June 1995. On March 30, 1998, Mr. Kelly was named Chairman of the Board of Directors for the Company. Prior to May 1995, Mr. Kelly was Executive Vice President, Retailing for The Vons Companies, Inc. and was employed by that Company since 1963. Mr. Kelly has 37 years of experience in the supermarket industry.

   Mr. Little joined the Company as President and Chief Executive Officer in January 2000. Prior to joining the Company, Mr. Little was Vice President, Marketing for Fleming Retail Companies and President of ABCO Foods (a division of Fleming), from January 1998 to January 2000. From August 1989 to December 1997, Mr. Little was with Haggen, Inc. serving in various capacities as Senior Vice President Operations, Vice President Sales/Marketing and Vice President Perishables. Mr. Little has 32 years of experience in the supermarket industry.

   Mr. Plumley, who was named Senior Vice President - Chief Financial Officer and Secretary on March 1, 1999, served the Company as Vice President - Chief Financial Officer and Secretary from March 30, 1998 and Vice President and Corporate Controller from September 15, 1997 until his promotions. Prior to September 1997, Mr. Plumley served as Senior Vice President of American Stores' Super Saver Division from 1994 to 1997, and Senior Vice President of Lucky Stores, Inc. from 1990 to 1994. Mr. Plumley has 27 years of experience in the supermarket industry.

   Mr. Foreman is President of Sirius Corporation, a private investment management firm. Prior to 1993, Mr. Foreman was a Principal at Harris Associate L.P. since 1976. Mr. Foreman has been a director of the Company since June 1989.

   Mr. Friedman is a General Partner of Eos Partners, L.P., a private investment firm, a position he has held since January 1994. Mr. Friedman has served as a director of the Company since November 1987 and was a General Partner of Odyssey Partners from April 1988 until December 1993.

   Mr. Oberrotman is currently employed in merchant banking and consulting and previously was a Principal with Odyssey Partners L.P. from October 1992 to May 1997. Prior to that he was a Principal of Hambro International Equity Partners, a venture capital firm, from September 1990 to October 1992. Mr. Oberrotman became a director of the Company in June 1996.

   Mr. Reitman is Vice Chairman, Partner of the Callahan Group, a full service management consulting company in Chicago, Illinois, a lecturer at Northwestern University, author, and an advisor to Senior Management on direct marketing, integrated communications, and strategic positioning. Previously, Mr. Reitman was Executive Vice President, International for Ogilvy and Mather Direct and was Executive Vice President of Worldwide Direct Marketing for the Leo Burnett Agency. Mr. Reitman became a director of the Company in December 1998.

   Mr. Snyder is a senior shareholder in the law firm of Snyder, Schwarz, Park & Nelson P.C., Rock Island, Illinois where he has been employed since March 1983. Mr. Snyder and the firm have performed legal services in the past for the Company and the Company expects such services to continue in the future. Mr. Snyder has been a director of the Company since June 1989.

   The directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. None of the directors or executive officers listed herein is related to any other director or executive officer.

                            COMPENSATION OF DIRECTORS

   The non-employee directors of the Company receive an annual retainer of $22,500 and fees of $750 for each board meeting and $500 for each committee meeting attended plus reimbursement of travel expenses. Mr. Snyder does not receive fees as director, but does receive legal fees for his services as a board and committee member.

                              CERTAIN TRANSACTIONS

   Snyder, Schwarz, Park & Nelson P.C., the law firm of which Mr. Snyder, a director of the Company, is a member, serves as counsel to the Company. The Company paid that law firm $279,055, $380,446, and $310,117 for services rendered in fiscal 1999, 1998, and 1997, respectively. These amounts include remuneration for the services of Mr. Snyder as a director of the Company. The Board has determined that the fees paid for services rendered from Snyder, Schwarz, Park & Nelson P.C., were fair and competitive.

   Mr. Oberrotman was paid $121,619, including expenses, in fiscal 1999 for services rendered as a consultant in merchant banking in connection with the restructuring of the Senior Notes of the Company. The Board has determined that the fees paid for services rendered by Mr. Oberrotman were fair and competitive.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

   The Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall performance of the Company. The directors are kept informed of the business of the Company through discussions with the Chairman and Chief Executive Officer, and other directors and officers, by reviewing reports and analyses, and by participating in board and committee meetings.

   The Board of Directors held six meetings during fiscal 1999. In addition, from time to time, members of the Board of Directors and committees act by unanimous written consent pursuant to Delaware law. All directors attended at least 75% of all board and committee meetings on which they served except Mr. Reitman. Mr. Reitman attended 57% of the board and committee meetings on which he served.

   The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee. The Board of Directors acts as a committee of the whole with respect to functions that would be performed by a nominating committee.

   The Audit Committee is composed of Mr. Foreman, Mr. Snyder and Mr. Oberrotman, all of whom are non-employee directors. The Committee met three times during fiscal 1999. The Committee recommends the engagement of an independent auditor and reviews the scope and results of the audits of the Company, the internal accounting controls of the Company and the professional services rendered by the independent auditors of the Company.

   The Compensation Committee is composed of Mr. Reitman and Mr. Friedman, both of whom are non-employee directors. The Committee met two times during fiscal 1999. The Committee reviews and approves all salary arrangements and other remuneration for officers of the Company.

LIMITATION OF LIABILITY OF DIRECTORS

   As permitted by the Delaware General Corporation Law, the Certificate of Incorporation of the Company provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law, this provision does not eliminate or limit the liability of a director of the Company (i) for breach of the duty of loyalty to the Company or its shareholders by the director, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock repurchase or redemption), or
(iv) for any transaction from which the director derived an improper personal benefit.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

   The Summary Compensation Table below shows compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers who were serving at the end of the last fiscal year whose total annual salary and bonus exceeded $100,000 for the fiscal years indicated. Mr. Jeffrey Little became Chief Executive Officer and President after the end of Fiscal Year 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM       ALL OTHER
                                                  ANNUAL COMPENSATION               COMPENSATION     COMPENSATION
                                       -----------------------------------------    ------------     ------------
                                                                                    SECURITIES
        NAME AND           FISCAL                                   OTHER ANNUAL    UNDERLYING
   PRINCIPAL POSITION       YEAR       SALARY          BONUS        COMPENSATION    OPTIONS (#)
   ------------------       ----       ------          -----        ------------    -----------
Robert J. Kelly,            1999    $369,513        $225,957                  (1)              0   $278,132    (9)
Chairman of the Board,      1998     360,500         500,000  (6)             (1)              0    354,146    (7)
Chief Executive Officer,    1997     350,000         214,317                  (1)              0     33,642    (2)
President

S. Patric Plumley,          1999    $155,421         $95,999                  (1)         15,000    $ 7,272   (10)
Senior Vice President,      1998     117,162               0                  (1)         10,000     49,481    (8)
Chief Financial Officer,    1997      30,769  (3)     14,052                  (1)         15,000     14,963    (4)
Secretary

Byron O. Magafas,           1999    $124,790         $45,785                  (1)              0    $ 8,198   (10)
Vice President,             1998     116,686               0                  (1)         10,000     17,857    (8)
Human Resources             1997      28,750  (3)     10,253                  (1)         15,000     13,000    (4)

Vincent J. Faulhaber, Jr.,  1999    $109,999         $40,359                  (1)         15,000     $9,947   (10)
Vice President,             1998      16,923  (5)          0                  (1)         10,000      5,000    (4)
Non-Perishables             1997           0               0                    0              0          0

Frank A. Klun,              1999    $102,500         $37,983                  (1)         10,000    $46,420   (10)
Vice President,             1998      96,000  (5)          0                  (1)         15,000      7,059    (4)
Support Systems             1997           0               0                    0              0          0

Notes:
(1) Received other annual compensation consisting of perquisites and personal benefits valued at less than the lesser of ten percent of total annual salary and bonus or $50,000.
(2) Amount represents the full dollar value of premiums paid by the Company on compensatory split-dollar executive life insurance policies and a 401(k) matching contribution paid by the Company for Mr. Kelly.
(3) Mr. Plumley and Mr. Magafas began working for the Company in September and November, respectively, in Fiscal Year 1997.

(4) Mr. Plumley received a signing bonus of $10,000 plus temporary living expenses of $3,000 and taxable moving expenses of $1,963. Mr. Magafas received a signing bonus of $10,000 plus temporary living expenses of $3,000. Mr. Faulhaber received temporary living expenses of $5,000 and Mr. Klun received temporary living expenses of $3,000, non-taxable moving expenses of $182 and a 401(k) matching amount of $3,877.
(5) Mr. Klun and Mr. Faulhaber began working for the Company in February and December, respectively, in Fiscal Year 1998.
(6) Mr. Kelly received a signing bonus of $500,000 at his contract extension date of April 12, 1998.
(7) Mr. Kelly received a taxable reimbursement for moving expenses of $96,425, full dollar value of premiums paid by the Company on compensatory split-dollar executive life insurance policies of $4,048, debt forgiveness of $248,673, including taxes, for a note given to the Company regarding the purchase of stock and a 401(k) matching amount of $5,000.
(8) Mr. Plumley received taxable moving expenses of $35,914, non-taxable moving expenses of $8,567 and a 401(k) matching amount of $5,000. Mr. Magafas received taxable moving expenses of $6,697, non-taxable moving expenses of $6,160 and a 401(k) matching amount of $5,000.
(9) Mr. Kelly received full dollar value of premiums paid by the Company on a compensatory split-dollar executive life insurance policy of $14,073, full dollar value of premiums paid by the Company on Executive Term Life policy of $10,386, debt forgiveness of $248,673, including taxes, for a note given to the Company regarding the purchase of stock and a 401(k) matching amount of $5,000.
(10) Mr. Plumley, Mr. Magafas and Mr. Klun each received a 401(k) matching amount of $5,000. Mr. Faulhaber and Mr. Klun received taxable moving expenses of $1,197 and $21,600, respectively and non-taxable moving expenses of $6,808 and $12,301, respectively. Mr. Plumley, Mr. Magafas, Mr. Faulhaber and Mr. Klun each received full dollar value of premiums paid by the Company on Executive Term Life policies of $2,272, $3,198, $1,942, and $7,519 respectively.

OPTIONS/SAR GRANTS IN FISCAL YEAR 1999

   As part of individual employment agreements, options were granted to S. Patric Plumley, Senior Vice President and Chief Financial Officer, Vincent J. Faulhaber, Jr., Vice President, Non Perishables and Frank A. Klun, Vice President, Support Systems. No other named Executive Officer was granted stock options in fiscal year 1999.

                                OPTION GRANTS IN FISCAL YEAR 1999
                                                                                                     POTENTIAL
                                         INDIVIDUAL GRANTS                                          REALIZABLE
                                   NUMBER OF       PERCENT OF                                        VALUE AT
                                   SECURITIES    TOTAL OPTIONS                                        ASSUMED
                                   UNDERLYING      GRANTED TO     EXERCISE OR                     ANNUAL RATES OF
                                    OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION      OPTION TERM (5)
             NAME                 GRANTED (#)     FISCAL YEAR      ($/SH) (4)      DATE(4)         5%        10%
             ----                -------------    -----------      ----------    -----------       --        ---
S. Patric Plumley (1)                15,000          13.10%          2.9375       04-01-2009     27,711    70,224
Vincent J. Faulhaber, Jr. (2)        15,000          13.10%          1.2500       12-07-2009     11,792    29,883
Frank A. Klun (3)                    10,000           8.73%          3.6880       02-02-2009     23,194    58,777

Notes:
(1) Options were granted for a term of ten years on April 1, 1999. One-fourth of the options become exercisable on each of the first four anniversaries of the grant date.
(2) Options were granted for a term of ten years on December 7, 1999. One-fourth of the options become exercisable on each of the first four anniversaries of the grant date.
(3) Options were granted for a term of ten years on February 2, 1999. One-fourth of the options become exercisable on each of the first four anniversaries of the grant date.
(4) Represents the market price of the common stock of the Company at the closing date of the grant. On May 31, 2000, these options were canceled and reissued with an exercise price of $1.25 and a term shortened by two years.
(5) Caution is recommended in interpreting the financial significance of these figures. The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the common stock of the Company. These amounts are based on the assumption that the named executive holds the options granted for the full term of the options and that the market price of the underlying security appreciates in value from the date of the grant to the end of the option term at the annualized rates of 5% and 10%, respectively, compounded annually over the term of the options. The actual value of the options will vary in accordance with the market price of the common stock of the Company.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR END OPTION/SAR VALUES

   The following table shows information regarding the values of certain unexercised options owned by the named executive officers at the end of the last completed fiscal year. No options or stock appreciation rights were exercised during the fiscal year. No stock appreciation rights were granted during fiscal 1999 or were outstanding at the end of fiscal 1999.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                        YEAR END OPTION/SAR VALUES TABLE

                          SHARES                   NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                         ACQUIRED                 UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                            ON       VALUE      OPTIONS AT JANUARY 29, 2000           AT JANUARY 29, 2000 (1)
                         EXERCISE   REALIZED  EXERCISABLE (#) NON-EXERCISABLE (#) EXERCISABLE ($)   NON-EXERCISABLE ($)
                         --------   --------  --------------- ------------------- ---------------   -------------------
Robert J. Kelly              0         0            600,000                   0         0                 0
S. Patric Plumley            0         0             10,000              30,000         0                 0
Byron O. Magafas             0         0             10,000              15,000         0                 0
Vincent J. Faulhaber,        0         0              2,500              22,500         0                 0
Jr.
Frank A. Klun                0         0              3,750              21,250         0                 0

Notes:

(1) Market value of underlying securities at January 29, 2000 ($1.094) minus the base price.

                          COMPENSATION COMMITTEE REPORT

   The Compensation Committee for fiscal 1999 was composed of two non-employee members from the Board of Directors. The members were Mr. Reitman and Mr. Friedman. Mr. Kelly attended meetings as a non-voting member. The Committee establishes objectives for the executive compensation program and reviews and approves all salary and other remuneration for the executive officers of the Company. The objectives of the executive compensation program are to:

   1. Promote the attainment of Company goals by emphasizing a greater portion of compensation subject to performance goals.
   2.  Attract and retain qualified talent.
   3. Enhance shareholder value by providing opportunities for equity ownership through performance-based programs.

   The executive officer compensation program is comprised of salary, cash incentive compensation and other benefits, including pension and medical benefits which are available to other employees of the Company.

BASE SALARY

   There is no formal Compensation Committee policy regarding the determination of salaries; however, consideration is given to several factors, including individual work experience, performance, and comparable salaries within the retail food industry.

ANNUAL INCENTIVE BONUSES

   Annual bonus potentials depend upon job levels and are set at a stated percent of the base compensation. Bonuses are paid based on an allocation formula primarily derived from performance against budgeted sales and earnings targets. The corporate plan paid out above target amounts in 1999 and 1997 based on the financial results for each year. The corporate plan did not provide a bonus payout for 1998.

LONG-TERM INCENTIVE

   The Committee intends to utilize stock options as the vehicle to provide a long-term focus. Stock options were issued in fiscal year 1999 and again in fiscal year 2000.

CHIEF EXECUTIVE OFFICER COMPENSATION

   On December 15, 1999, the Company and Robert Kelly entered into a contract pursuant to which the Company agreed to extend his employment through December 31, 2001 and Mr. Kelly agreed to continue as Chairman of the Board of Directors. Prior to December 15, 1999, Mr. Kelly's Employment Contract provided for a base salary of $360,500. Mr. Kelly's current Employment Agreement provides for a base salary of $350,000 per year during the agreed upon period of transition of duties to the new Chief Executive Officer. After the transition period the agreement provides Mr. Kelly with $190,000 per year as Chairman of the Board of Directors and for services provided in the ongoing operation of the Company through December 31, 2001.

   Also, through Fiscal Year 1999, Mr. Kelly was eligible to receive bonus compensation, in an amount determined by the Board of Directors based upon mutually acceptable performance targets, of 50% of the base salary with a maximum potential of 100% should the Company exceed budgeted expectations. The bonus compensation for Mr. Kelly was: $214,317 in 1997, $0 in 1998 and $225,957 in 1999.

   Mr. Kelly purchased 125,000 shares of common stock of the Company at the time of his original employment by delivering to the Company a promissory note with the purchase price of the shares based upon the closing sale price of the common stock of the Company on the business day immediately preceding the date of the Employment Contract. Under the April 12, 1998 amendment to his Employment Contract, the foregoing loan (and interest) was forgiven in 50% increments for each year of service completed by Mr. Kelly, commencing as of December 31, 1997. The company also provided Mr. Kelly with a tax gross up of the loan forgiveness. Mr. Kelly has an option to purchase 200,000 shares of stock of the Company at $2.50 per share, 200,000 shares at $3.50 per share and 200,000 shares at $4.50 per share.

   Under the recent amendments to his Employment Contract, Mr. Kelly will also be entitled (1) in the event of a Change of Control of the Company occurring within two years of termination of his employment for any reason other than cause, to an extended exercise period for each group of options, based on a one year extension for each completed year of service from December 31, 1997 (up to a maximum exercise period of the ten year expiration period as provided for under the stock incentive plans of the Company), and (2) upon termination of his employment for any reason other than cause, extended payment by the Company of all premiums associated with the split dollar life insurance policy in effect for Mr. Kelly, for a period equal to each year of service from December 31, 1997. The recent amendments to the Employment Contract of Mr. Kelly also subject Mr. Kelly to a one year non-competition restriction following the termination of his employment, prohibiting Mr. Kelly from engaging in any supermarket business conducted in the service area of the Company.

   As of January 31, 2000, the Company retained Mr. Jeffrey Little as its President and Chief Executive Officer. The Company and Mr. Little entered into an Employment Contract with an initial term of three years ending January 31, 2003. The Employment Contract provides for a base salary at the rate of $325,000 per year. In addition, the Company paid a signing bonus of $100,000 at the commencement of his employment. Also, Mr. Little will be eligible to receive bonus compensation, in an amount determined by the Board of Directors based upon mutually acceptable performance targets, of 50% of the base salary, with a maximum potential of 100% should the Company exceed budgeted expectations. In the event the Company terminates Mr. Little's Employment other than for "cause", Mr. Little will receive a payment in a lump sum equal to eighteen (18) months of compensation, continued health and dental insurance coverage for a period of eighteen (18) months, any accrued and unused vacation pay and professional outplacement services up to the sum of $20,000.

   The Company has also granted Mr. Little the option to purchase up to 600,000 shares of stock of the Company. Under the terms of his option, up to 200,000 shares may be purchased by Mr. Little on or after the first anniversary date of his employment at $1.26 per share, up to an additional 200,000 shares may be purchased on or after the second anniversary of his employment at $2.26 per share and the final 200,000 shares may be purchased on or after the third anniversary of the employment of Mr. Little at $3.26 per share. This option becomes immediately exercisable in the event of the termination of employment of Mr. Little by reason of his death or permanent disability, by the Company for any reason other than "cause" (as defined in the Employment Agreement), or by Mr. Little for "good reason" (as defined in the Employment Agreement). Mr. Little received relocation and temporary housing expenses and is entitled to regular Company benefits and four weeks of vacation per year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER INFORMATION

   The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees. No Company executive officer serves on the Compensation Committee or as a director of another company for which any member of the Compensation Committee serves as a director or executive officer.

                          SUMMARY OF COMPENSATION PLANS

RETIREMENT PLAN

   The Company maintains a tax-qualified defined benefit pension plan covering both salaried and non-union hourly employees. The benefit formula under such plan is the sum of 1% of annual compensation for each year up to the Social Security Wage Base for that year and 1.33% of annual compensation over the Social Security Wage Base with a minimum benefit of $360 per year multiplied by years of credited service. There is full vesting of benefits after five years of service. All contributions are made by the Company. Effective October 1, 1990, the pension plans were amended to provide for voluntary early retirement at age
55. Assuming continued employment with the Company until retirement at age 65, the estimated annual benefits payable beginning at age 65 to the executive officers are as follows: Mr. Kelly--$29,269; Mr. Little--$31,279; Mr. Plumley--$32,331; Mr. Magafas--$47,200; Mr. Faulhaber--$32,927 and Mr. Klun--$28,105. Mr. Kelly currently has plans to retire December 31, 2001, in which case his estimated annual benefits payable beginning at age 65 would be $13,436.

STOCK INCENTIVE PLAN

   The Company has a Stock Incentive Plan which was ratified by the shareholders at the 1995 Annual Shareholders Meeting. The Plan provides the Compensation Committee with the discretion to make grants until June 20, 2005 to all salaried employees of the Company who are not in a bargaining unit, in the form of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights and Restricted Stock. Grants of Stock Appreciation Rights, Limited Stock Appreciation Rights and Restricted Stock are intended to be confined to key employees in special situations. The Plan originally authorized two million shares of common stock. There were 808,813 shares available as of January 29, 2000 for future grants. On January 31, 2000 the Company granted Mr. Little, the new President and Chief Executive Officer, the option to purchase up to 600,000 shares of stock of the Company reducing shares available for future grants to 208,813.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   Robert J. Kelly, Chairman of the Board of Directors, has an employment contract which is described above.

   Jeffrey L. Little, President and Chief Executive Officer, has an employment contract which is described above.

   The Company has an Employment Agreement effective as of September 15, 1997 with S. Patric Plumley, Senior Vice President - Chief Financial Officer and Secretary of the Company. Under the terms of this Agreement, Mr. Plumley received a signing bonus of $10,000 and a base salary of $80,000. The $80,000 salary was increased as of March 30,1998 to $120,000 upon his promotion to Vice President and Chief Financial Officer and increased to $156,990 as of March 1, 1999 upon the promotion of Mr. Plumley to Senior Vice President and Chief Financial Officer. The base salary was increased to $180,000 effective February 5, 2000. In addition, Mr. Plumley is entitled to participate in the Eagle Bonus Plan at the Senior Vice President targeted norm of 50% of average annual salary with a maximum potential of 100% should the Company exceed budgeted expectations. On May 31, 2000, the Company canceled stock options for 15,000 shares issued to Mr. Plumley on September 15, 1997 at $5.00 per share and replaced them with stock options for 15,000 shares at $1.25 per share with amounts exercisable as follows: 7,500 shares on June 1, 2000, 3,750 shares on September 15, 2000 and 3,750 shares on September 15, 2001, with the option term shortened by two years to September 15, 2005. On May 31, 2000, the Company canceled stock options for 10,000 shares issued to Mr. Plumley on September 15, 1998 at $2.50 per share and replaced them with stock options for 10,000 shares at $1.25 per share with amounts exercisable as follows: 2,500 shares on June 1, 2000, 2,500 shares on September 15, 2000, 2,500 shares on September 15, 2001 and 2,500 shares on September 15, 2002, with the option term shortened by two years to September 15, 2006. On May 31, 2000, the Company canceled stock options for 15,000 shares issued to Mr. Plumley on April 1, 1999 at $2.938 per share and replaced them with stock options for 15,000 shares at $1.25 per share with amounts exercisable as follows: 3,750 shares on June 1, 2000, 3,750 shares on April 1, 2001, 3,750 shares on April 1, 2002, and 3,750 shares on April 1, 2003, with the option term shortened by two years to April 1, 2007. On May 31, 2000, the Company awarded Mr. Plumley stock options for 60,000 shares at $1.25 per share with amounts exercisable as follows: 15,000 shares on May 31, 2001, 15,000 shares on May 31, 2002, 15,000 shares on May 31, 2003 and 15,000 shares on May 31, 2004, with options expiring on May 31, 2010. Mr. Plumley received relocation and temporary housing expenses and is entitled to regular Company benefits and four weeks of vacation per year. In addition, Mr. Plumley has entered into a Change in Control Agreement with the Company dated June 1, 2000 which provides eighteen months of salary, continued health and dental insurance for eighteen months, as well as outplacement assistance if his employment is terminated due to a change of control (defined below).

   The Company has an Employment Contract effective as of May 8, 2000, as revised, with a term of three years with Stan Stephens, Senior Vice President, Retail of the Company. Under the terms of this Contract, Mr. Stephens received a signing bonus of $30,000 and a base salary of $170,000. In addition, Mr. Stephens is entitled to participate in the Eagle Bonus Plan at the Senior Vice President targeted norm of 50% of average annual salary with a maximum potential of 100% should the Company exceed budgeted expectations. The Company also awarded Mr. Stephens stock options for 75,000 shares at the lowest closing price within a twenty (20) day period after the Company's stock begins trading again after the current suspension of trading ends (option price shall not exceed one dollar and fifty cents) with 25,000 shares to vest at the first anniversary of the employment date, 25,000 shares to vest at the second anniversary of the employment date at the original option price plus one dollar and 25,000 shares to vest at the third anniversary of the employment date at the original option price plus two dollars. Mr. Stephens received relocation and temporary housing expenses and is entitled to regular Company benefits and four weeks of vacation per year. In addition, Mr. Stephens has entered into a Change in Control Agreement with the Company dated April 11, 2000 which provides eighteen months of salary, continued health and dental insurance for eighteen months, as well as outplacement assistance if his employment is terminated due to a change of control (defined below).

   The Company has an Employment Agreement effective as of May 8, 2000, as revised, with Clark Jordan, Vice President of Operations of the Company. Under the terms of this Agreement, Mr. Jordan received a signing bonus of $25,000 and a base salary of $145,000. In addition, Mr. Jordan is entitled to participate in the Eagle Bonus Plan at the targeted norm of 50% of average annual salary with a maximum potential of 100% should the Company exceed budgeted expectations. The Company also awarded Mr. Jordan stock options for 50,000 shares at the lowest closing price within a twenty (20) day period after the Company's stock begins trading again after the current suspension of trading ends (option price shall not exceed one dollar and fifty cents) with 20,000 shares to vest at the first anniversary of the employment date, 15,000 shares to vest at the second anniversary of the employment date at the original option price plus one dollar and 15,000 shares to vest at the third anniversary of the employment date at the original option price plus two dollars. Mr. Jordan received relocation and temporary housing expenses and is entitled to regular Company benefits and four weeks of vacation per year. In addition, Mr. Jordan has entered into a Change in Control Agreement with the Company dated April 11, 2000 which provides eighteen months of salary, continued health and dental insurance for eighteen months, as well as outplacement assistance if his employment is terminated due to a change of control (defined below).

   The Company has an Employment Agreement effective as of November 3, 1997 with Byron O. Magafas, Vice President - Human Resources of the Company. Under the terms of this Agreement, Mr. Magafas received a signing bonus of $10,000 and a base salary of $115,000. The base salary was increased to $124,789 effective February 1, 1999. The base salary was increased to $126,200 effective February 5, 2000. In addition, Mr. Magafas is entitled to participate in the Eagle Bonus Plan at the Administrative Vice President targeted norm of 30% of average annual salary with a maximum potential of 60% should the Company exceed budgeted expectations. On May 31, 2000, the Company canceled stock options for 15,000 shares issued to Mr. Magafas on November 3, 1997 at $4.75 per share and replaced them with stock options for 15,000 shares at $1.25 per share with amounts exercisable as follows: 7,500 shares on June 1, 2000, 3,750 shares on November 3, 2000 and 3,750 shares on November 3, 2001, with the option term shortened by two years to November 3, 2005. On May 31, 2000, the Company canceled stock options for 10,000 shares issued to Mr. Magafas on November 3, 1998 at $3.625 per share and replaced them with stock options for 10,000 shares at $1.25 per share with amounts exercisable as follows: 2,500 shares on June 1, 2000, 2,500 shares on November 3, 2000, 2,500 shares on November 3, 2001 and 2,500 shares on November 3, 2002, with the option term shortened by two years to November 3, 2006. On May 31, 2000, the Company awarded Mr. Magafas stock options for 3,000 shares at $1.25 per share with amounts exercisable as follows: 750 shares on May 31, 2001, 750 shares on May 31, 2002, 750 shares on May 31, 2003 and 750 shares on May 31, 2004, with options expiring on May 31, 2010. Mr. Magafas also received relocation and temporary housing expenses and is entitled to regular Company benefits and four weeks of vacation per year. In addition, Mr. Magafas has entered into a Change in

Control Agreement with the Company dated June 1, 2000 which provides eighteen months of salary, continued health and dental insurance for eighteen months, as well as outplacement assistance if his employment is terminated due to a change of control (defined below).

   The Company has an Employment Agreement effective as of December 7, 1998 with Vincent J. Faulhaber, Jr., Vice President, Non Perishables of the Company. Under the terms of this Agreement, Mr. Faulhaber received a base salary of $110,000. The base salary was increased to $112,300 effective February 5, 2000. In addition, Mr. Faulhaber is entitled to participate in the Eagle Bonus Plan at the Administrative Vice President targeted norm of 30% of average annual salary with a maximum potential of 60% should the Company exceed budgeted expectations. On May 31, 2000, the Company canceled stock options for 10,000 shares issued to Mr. Faulhaber on December 7, 1998 at $3.438 per share and replaced them with stock options for 10,000 shares at $1.25 per share with amounts exercisable as follows: 2,500 shares on June 1, 2000, 2,500 shares on December 7, 2000, 2,500 shares on December 7, 2001 and 2,500 shares on December 7, 2002, with the option term shortened by two years to December 7, 2006. On May 31, 2000, the Company canceled stock options for 15,000 shares issued to Mr. Faulhaber on December 7, 1999 at $1.25 per share and replaced them with stock options for 15,000 shares at $1.25 per share with amounts exercisable as follows: 3,750 shares on December 7, 2000, 3,750 shares on December 7, 2001, 3,750 shares on December 7, 2002 and 3,750 shares on December 7, 2003, with the option term shortened by two years to February 2, 2007. Mr. Faulhaber also received relocation and temporary housing expenses and is entitled to regular Company benefits and four weeks of vacation per year. In addition, Mr. Faulhaber has entered into a Change in Control Agreement with the Company dated June 1, 2000 which provides twelve months of salary, continued health and dental insurance for twelve months, as well as outplacement assistance if his employment is terminated due to a change of control (defined below).

   The Company has an Employment Agreement effective as of February 2, 1998 with Frank A. Klun, Vice President, Support Systems of the Company. Under the terms of this Agreement, Mr. Klun received a base salary of $95,000. The base salary was increased to $107,646 effective February 5, 2000. In addition, Mr. Klun is entitled to participate in the Eagle Bonus Plan at the Administrative Vice President targeted norm of 30% of average annual salary with a maximum potential of 60% should the Company exceed budgeted expectations. On May 31, 2000, the Company canceled stock options for 15,000 shares issued to Mr. Klun on February 2, 1998 at $4.063 per share and replaced them with stock options for 15,000 shares at $1.25 per share with amounts exercisable as follows: 7,500 shares on June 1, 2000, 3,750 shares on February 2, 2001 and 3,750 shares on February 2, 2002, with the option term shortened by two years to February 2, 2006. On May 31, 2000, the Company canceled stock options for 10,000 shares issued to Mr. Klun on February 2, 1999 at $3.625 per share and replaced them with stock options for 10,000 shares at $1.25 per share with amounts exercisable as follows: 2,500 shares on June 1, 2000, 2,500 shares on February 2, 2001, 2,500 shares on February 2, 2002 and 2,500 shares on February 2, 2003, with the option term shortened by two years to February 2, 2007. On May 31, 2000, the Company awarded Mr. Klun stock options for 3,000 shares at $1.25 per share with amounts exercisable as follows: 750 shares on May 31, 2001, 750 shares on May 31, 2002, 750 shares on May 31, 2003 and 750 shares on May 31, 2004, with options expiring on May 31, 2010. Mr. Klun also received relocation and temporary housing expenses and is entitled to regular Company benefits and three weeks of vacation for 1998 and beginning in 1999 four weeks of vacation per year. In addition, Mr. Klun has entered into a Change in Control Agreement with the Company dated June 1, 2000 which provides twelve months of salary, continued health and dental insurance for twelve months, as well as outplacement assistance if his employment is terminated due to a change of control (defined below).

   In order to protect all of the rights of the participant in the event of a Change in Control of the Company, the 1995 Stock Incentive Plan provides for the immediate vesting of all outstanding awards upon the occurrence of such an event. A Change in Control of the Company is deemed to occur if any one or more of the following conditions are fulfilled: (i) any person or entity (with the exception of Odyssey Partners) acquires 50% or more of the voting securities of the Company; (ii) the shareholders approve a plan of complete liquidation, an agreement for sale or disposition of substantially all of the assets of the Company, or a materially dilutive merger or consolidation of the Company; or
(iii) the Board of Directors agrees by a two-thirds vote that a Change in Control has occurred or is about to occur and within six months actually does occur. However, in no event shall a Change in Control be deemed to occur with respect to any Plan participant who is a material equity participant of the purchasing group that consummates a Change in Control.

RETENTION AGREEMENT

   The Company has entered into a Retention Agreement with certain key employees in the event that the Company commences a voluntary case under Chapter 11 of the United States Bankruptcy Code. The agreement provides a bonus for continuing services provided that the employee is still employed by the Company six months after consummation of a plan of reorganization in the Chapter 11 Case. On May 31, 2000 the Retention Agreements were modified to provide for the payment of the bonuses should the employee's employment by the Company be terminated prior to such six month period as a result of (i) a sale of all or substantially all of the assets of the Company, whether in separate transaction or as part of a plan of reorganization for the company, or (ii) a merger, consolidation, liquidation, dissolution or similar transaction involving the Company. The Company did commence Chapter 11 on February 29, 2000. On July 7, 2000 the United States District Court for the District of Delaware confirmed the Company's plan of reorganization, which plan the Company consummated on or about August 7, 2000.

PERFORMANCE GRAPH

   Shown below is a line graph comparing a five-year cumulative total shareholder return for the Company, the S&P Retail Stores (Food) and the Russell 2000.

                                 [GRAPH OMITTED]

Note: Companies comprising the S&P Retail Stores (Food) Index include:
Albertson's, Inc., Great Atlantic & Pacific Tea Co., Kroger Co., Safeway, Inc. and Winn-Dixie Stores, Inc.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of shares of Common Stock by (a) each person or group that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares, (b) each director and named executive officer of the Company, and (c) all directors and executive officers of the Company as a group.

                                                                AMOUNT AND
                                                                 NATURE OF        PERCENT
                                                                BENEFICIAL          OF
                       NAMES OF BENEFICIAL OWNERS              OWNERSHIP (1)     CLASS (2)
                       --------------------------              -------------    ----------
     Odyssey Partners, L.P. (3)(7)                                4,211,730       38.50%
     Robert J. Kelly (5)                                            725,000        6.63%
     Dimensional Fund Advisors, Inc. (4)                            751,800        6.87%
     Jerome Levy Foundation (9)                                     632,136        5.78%
     Steven M. Friedman (7)(8)                                      227,345        2.08%
     Peter B. Foreman                                               151,022        1.38%
     The Friedman Family Foundation (8)                              40,000        *
     S. Patric Plumley (10)                                          13,750        *
     Byron O. Magafas (11)                                           10,000        *
     Frank A. Klun (12)                                              10,000        *
     Vincent J. Faulhaber, Jr. (13)                                   2,500        *
     William J. Snyder (6)                                            1,000        *
     Alain M. Oberrotman                                                  0        *
     Jerry I. Reitman                                                     0        *
     Directors and Executive Officers as a group (11 persons)
     including certain of the persons listed above.               1,194,367       10.92%

Notes:
*Owns less than 1% of the total outstanding Common Stock of the Company.
1) Unless otherwise noted, each person has sole investment and voting power with respect to the shares indicated.
2)   10,939,048 shares of Common Stock were outstanding on July 28, 2000.
3) The business office address of Odyssey Partners L. P. is 280 Park Avenue, West Tower, 21st Floor, New York, NY 10017.
4) Dimensional Fund Advisors Inc. (Dimensional), a registered investment adviser, is deemed to have beneficial ownership of 751,800 shares of Eagle Food Centers, Inc. stock as of December 31, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The business office address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
5) Mr. Kelly purchased 125,000 shares of Common Stock of the Company at the time of the execution of his Employment Agreement. The beneficial ownership includes 600,000 shares which are exercisable under a stock option awarded in fiscal 1995.
6) The profit sharing plan of Snyder, Schwarz, Park & Nelson P.C., the law firm of which Mr. Snyder is a member, owns 1,000 shares of Common Stock.
7) Odyssey Partners L.P., a private investment partnership in liquidation, owns 4,211,730 shares, which may be deemed to be beneficially owned by each of Messrs. Stephen Berger, Leon Levy, Jack Nash, Joshua Nash and Brian Wruble, who collectively constitute all of the general partners of Odyssey Partners, L.P. Includes 227,345 shares of Common Stock in which Steven M. Friedman, a director of the Company and former general partner of Odyssey Partners, L.P., has an economic interest. Odyssey Partners, L.P. retains sole voting power over the shares owned by Odyssey Partners, L.P. in which Mr. Friedman has an interest. Does not include shares of Common Stock owned by The Friedman Family Foundation, or The Jerome Levy Foundation (see footnotes (9) and (10) below) or 461,201 shares of Common Stock owned by The Nash Family Foundation, a charitable foundation, as to which Messrs. Nash may be deemed to have beneficial ownership.
8) Represents 40,000 shares of Common Stock owned by The Friedman Family Foundation, a charitable foundation, as to which Steven M. Friedman may be deemed to have beneficial ownership. Does not include 227,345 shares owned by Odyssey Partners, L.P. in which Mr. Friedman has an economic interest.

9) Represents 632,136 shares of Common Stock owned by The Jerome Levy Foundation, a charitable foundation, as to which Leon Levy may be deemed to have beneficial ownership. Does not include 4,211,730 shares owned by Odyssey Partners, L.P., as to which Mr. Levy may be deemed to have beneficial ownership by virtue of being a general partner of Odyssey Partners, L.P.
10) The beneficial ownership represents the exercisable portion of 40,000 shares under three stock options of 15,000, 10,000 and 15,000 shares issued May 31, 2000 in exchange for previously issued options. A total of 13,750 shares have vested as of July 28, 2000.
11) The beneficial ownership represents the exercisable portion of 25,000 shares under two stock options of 15,000 and 10,000 shares issued May 31, 2000 in exchange for previously issued options. A total of 10,000 shares have vested as of July 28, 2000.
12) The beneficial ownership represents the exercisable portion of 25,000 shares under two stock options of 15,000 and 10,000 shares issued May 31, 2000 in exchange for previously issued options. A total of 10,000 shares have vested as of July 28, 2000.
13) The beneficial ownership represents the exercisable portion of 25,000 shares under two stock options of 10,000 and 15,000 shares issued May 31, 2000 in exchange for previously issued options. A total of 2,500 shares have vested as of July 28, 2000.

OWNERSHIP OF PRINCIPAL SHAREHOLDERS

   Odyssey Partners, L.P., Beneficial Owners and Company Directors and Officers currently hold the right to vote, or have the right to acquire through the exercise of options, shares of Common Stock of the Company representing 54.12% of shares that would be outstanding upon the exercise of such options. As long as Odyssey Partners, L.P., Beneficial Owners and Company Directors and Officers own a majority of the outstanding voting stock of the Company, they will be able, acting together as a group, to elect the entire Board of Directors of the Company and to approve any action requiring shareholder approval.

STOCK ISSUED IN CONJUNCTION WITH THE COMPANY'S PLAN OF REORGANIZATION

   The Company filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on February 29, 2000. Pursuant to the Company's Plan of Reorganization, 15% of the fully-diluted common stock of the Company was issued to the holders of the Senior Notes, of which 10% will be returned to the Company if the Company is sold or the debt is retired prior to October 15, 2001. If the Company is sold or the debt is retired prior to October 15, 2002, 5% of the common stock will be returned to the Company. None of the common stock will be returned to the Company if the Company is not sold or the debt retired prior to October 15, 2002.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the directors of the Company and executive officers, and persons who own more than ten percent of a registered class of the equity securities of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the knowledge of the Company, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended January 29, 2000, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were in compliance.

                               RATIFICATION OF THE
                            2000 STOCK INCENTIVE PLAN
                                   PROPOSAL 2

SUMMARY OF THE 2000 STOCK INCENTIVE PLAN

   Subject to ratification by shareholders at the 2000 Annual Meeting, on July 28, 2000, the Board of Directors adopted the Eagle Food Centers, Inc. 2000 Stock Incentive Plan (the "Plan"). A copy of the Plan Document can be obtained by written request to the Secretary of Eagle Food Centers, Inc. addressed or directed to the Company's corporate offices as provided in the first page of the Proxy statement. The Plan will provide an incentive for employees to promote the success and enhance the value of the Company by linking the personal interests of employees to those of Company shareholders. The Board of Directors has appointed the Compensation Committee of the Board as the Committee with the power to administer the Plan. The Plan will provide flexibility to the Compensation Committee in its ability to motivate, attract, and retain the services of key employees.

   The Plan provides the Compensation Committee with the discretion to make grants during the next ten years to all salaried employees and officers of the Company who are not in a bargaining unit in the form of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and Restricted Stock.

   The extent to which executive officers and non-executive officer employees will participate and receive benefits under the Plan is not presently determinable.

ADMINISTRATION

   The Plan will be administered by the Compensation Committee of the Board of Directors, which shall have the authority (i) to select employees to whom awards are granted; (ii) to determine the size and type of awards; (iii) to determine the terms and conditions of such awards in a manner consistent with the Plan;
(iv) to interpret the Plan and any instrument or agreement entered into under the Plan; (v) to establish such rules and regulations relating to the administration of the Plan as it deems appropriate; and (vi) to make all other determinations which may be necessary or advisable for the administration of the Plan.

   With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan in a manner consistent with the Plan's provisions, provided the plan may not be amended without shareholder approval if shareholder approval is required by any law, regulation or stock exchange rule.

SHARES SUBJECT TO THE PLAN

   The Board has proposed that 1,000,000 shares of Common Stock be established as the number of shares of Common Stock of the Company which shall be available for grant under the Plan. If any award terminates, expires, or lapses, the related stock shall again become available for grant. In the event of a change in the Corporate structure that affects the shares (for example, a merger, re-capitalization, or stock dividend) the Committee shall make adjustments to the number of shares available to the Plan and to the number and/or price of outstanding awards to prevent dilution or enlargement of rights.

STOCK OPTIONS

   Stock options may be granted by the Committee in the form of Non-qualified Stock Options ("NQSOs"), Incentive Stock Options ("ISOs"), or a combination thereof. All grants of ISOs must be within the limitations of Section 422 of the Internal Revenue Code. The purchase price per share under any option will be determined by the Committee, but shall not be less than 50% (100% in the case of any ISO, and 110% in the case of an ISO granted to a ten-percent shareholder) of the fair market value of a share of Company common stock on the date of grant. The term of each option shall be fixed by the Committee, provided that no ISO shall have a term extending beyond ten years from the date the option is granted. Options shall be subject to such terms and conditions and shall be exercisable at such time or times as determined by the Committee, provided however, that no option shall become exercisable any earlier than 12 months after the date of grant, and generally will vest 33% on each of the three anniversaries of the grant date unless the committee decides otherwise. Options shall be exercised by payment of the purchase price in cash, in previously acquired shares of Company common stock, or a combination thereof. Upon termination of employment, all options that have not yet become exercisable shall be forfeited; vested options may remain exercisable for a specified time period, the length of which is dependent upon the reason for the employment termination.

STOCK APPRECIATION RIGHTS

   Stock Appreciation Rights ("SARs") may be granted on a stand alone basis, independent of any other award, with a grant price not less than 50% of the fair market value of a share of Company stock on the date of grant. The term of each SAR shall be fixed by the Committee, provided that no SAR shall have a term extending beyond ten years from the date of grant. SARs shall be subject to such terms and conditions and shall be exercisable at such time or times as determined by the Committee. Upon exercise, the SAR holder is entitled to receive for each SAR exercised the difference between the fair market value of a share of Company's common stock on the date of exercise over the grant price of each SAR. Payment of this amount by the Company upon exercise may be in cash, in shares of Company common stock of equal value, or a combination thereof, as the Committee shall determine. Upon termination of employment, all SARs that have not yet become exercisable shall be forfeited. Vested SARs may remain exercisable for a specified time period, the length of which is dependent upon the reason for the employment termination.

RESTRICTED STOCK/STOCK BONUSES

   A Restricted Stock award consists of a grant of Company common stock that is subject to a promise of continued performance by the recipient for a specific period of time and is nontransferable by the recipient during this period. This "Period of Restriction" is established by the Compensation Committee at the time of grant and must extend for at least 12 months. During the Period of Restriction, a restricted stockholder shall have the right to vote the shares and to receive all dividends paid thereto. Upon fulfillment of the Period of Restriction employment requirement, a recipient shall receive a clean, completely transferable stock certificate. However, if a recipient's employment is terminated for any reason before the Period of Restriction ends, all non-vested restricted shares are forfeited, subject to the right and the discretion of the Compensation Committee to waive the forfeiture.

NON-EMPLOYEE DIRECTOR OPTIONS

   The Plan contains a provision allowing non-employee Directors of the Company to elect annually to receive payment of all or any portion of the fees for their services as Directors in the form of options ("Non-Employee Director Options") to acquire Company Common Stock. By allowing non-employee Directors to receive Non-Employee Director Options in lieu of cash compensation, the Plan further encourages stock ownership in the Company by its non-employee Directors.

   Under the Plan, non-employee Directors may elect annually to receive part or all of their compensation for services as a Director for the following year (not including reimbursement of expenses) in the form of Non-Employee Director Options. The Non-Employee Director Options will be granted at the commencement of the 12-month period for which the election has been made. The number of Non-Employee Director Options granted to an electing non-employee Director in any year shall be an amount whose value, as determined by an independent valuation expert retained by the employee members of the Board of Directors, is equivalent on the date of grant to the cash compensation which the Director would otherwise have been entitled to receive for the year.

   In general, Non-Employee Director Options become exercisable one year after the date of grant (or such longer period as the employee members of the Board of Directors may set) and are exercisable at a price equal to the market price of the Company's Common Stock at the close of business on the day prior to the date of grant. Non-Employee Director Options become immediately exercisable upon a Director's death, disability or upon a Change in Control. If a Director's tenure ends for a reason other than death, disability or Change in Control, then the number of Non-Employee Director Options granted for the year in which the tenure ends shall be reduced to reflect the amount of compensation actually earned by the Director in that year and the remaining Non-Employee Director Options granted in that year shall be immediately exercisable. The tax treatment on Non-Employee Director Options will be the same as the tax treatment of Non-qualified Stock Options.

   Subject to shareholder approval of the Plan, non-employee Directors may elect on September 13, 2000 to receive Non-Employee Director Options for the year period commencing on that date.

AWARDS NONTRANSFERABLE

   No award may be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or by the laws of descent and distribution. Each award may be exercised during the participant's lifetime only by the participant.

LOANS OR FORM OF PAYMENT

   The Plan allows the Committee to accept payment for options in the form of cash or shares of the Company's common stock. The Committee is also empowered to withhold shares for the payment of income taxes on the exercise of options. The Company may also make loans to Participants to allow them to exercise options subject to specified terms, and secured by a pledge of shares.

CHANGE IN CONTROL

   In order to protect all of the participant's rights in the event of a Change in Control (as defined below) of the Company, the Plan provides for the immediate vesting of all outstanding awards upon the occurrence of such an event.

   A Change in Control of the Company shall be deemed to have occurred if any one or more of the following conditions are fulfilled: (i) any person or entity acquires 50% or more of the voting securities of the Company; (ii) the shareholders approve a plan of complete liquidation, an agreement for sale or disposition of substantially all of the assets of the Company, or a materially dilutive merger or consolidation of the Company; or (iii) the Board of Directors agrees by a two-thirds vote that a Change in Control has occurred or is about to occur and within six months actually does occur. However, in no event shall a Change in Control be deemed to occur with respect to any Plan participant who is a material equity participant of the purchasing group that consummates a Change in Control. Officers or employees of the Company granted Stock Options, Stock Appreciation Rights, and Restricted Stock, particularly with terms such as those regarding the effect of a Change of Control of the Company, may be able to acquire control of the Company and may discourage potential acquirers from making proposals which certain of the Company's shareholders might find attractive due to the increased percentage of ownership of the Company by management. Management is not aware of any proposal or attempt to acquire control of the Company and has no intention of utilizing any of the aforementioned items for specific purposes of contesting any proposed change in control.

FEDERAL INCOME TAX CONSIDERATIONS

   Under current law, the Federal income tax treatment of options, SARs, and Restricted Stock granted under the Plan is summarized below.

NON-QUALIFIED STOCK OPTIONS (NQSO)

   The grant of a NQSO will have no immediate tax consequences to the Company or to the employee. The exercise of a NQSO will require an employee to include in his gross income the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Provided the applicable withholding requirements are met, the Company will be entitled to a deduction at the same time and in the same amount as the employee in receipt of income in connection with the exercise of a NQSO. Upon a subsequent sale or taxable exchange of shares acquired upon NQSO exercise, an employee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. Under current law, capital gains are taxed at the same rate as ordinary income, except that long-term capital gains are subject to a maximum rate of 20%.

INCENTIVE STOCK OPTIONS (ISO)

   The grant of an ISO will have no immediate tax consequences to the Company or the employee. If the employee exercises an ISO and does not dispose of the acquired shares within two years after the grant of the option nor within one year after the date of the transfer of such shares to the employee (a "disqualifying disposition"), the employee will realize no compensation income, and any gain or loss that is realized on a subsequent disposition of such shares will be treated as long-term capital gain or loss. However, for purposes of computing the employee's alternative minimum tax, if any, the spread between the option price and the stock's fair market value on the date of ISO exercise is a preference item.

   If any employee causes a disqualifying disposition of the ISO-acquired stock, the employee will be treated as having exercised a NQSO for tax purposes (see above). The Company also will receive NQSO tax treatment upon the disqualifying disposition. However, if the employee fulfills the holding period requirements, and avoids a disqualifying disposition, a tax deduction will not be available to the Company.

SARS

   There are no tax consequences to the Company or the employee upon the grant of a SAR. Upon exercise of the SAR, the employee will be deemed to have received taxable ordinary income in the amount of any cash plus the fair market value of any shares issued or transferred. The Company will receive a tax deduction in the same amount, at the same time.

RESTRICTED STOCK

   The Company will receive a deduction at the time that restrictions lapse. The deduction will be in the amount of the fair market value of the stock upon vesting. For the employee, since the stock is subject to a substantial risk of forfeiture (the requirement that employment be continued for the restriction period), the employee has no taxable income until the restrictions lapse. The employee may elect to be taxed at the time the restricted stock is awarded rather than as the restrictions lapse by filing an election under Section 83(b) of the Internal Revenue Code within 30 Days from the date of the award.

ACCOUNTING TREATMENT

   Under present accounting rules, the grant or exercise of NQSOs or ISOs may result in a charge against the Company's earnings. The excess, if any, of the fair market value of the Common Stock over the exercise price of SARs will be charged against the Company's earnings in each accounting period. The amount of the charge will increase or decrease based on changes in the market value of the Common Stock during the particular accounting period. NQSOs or ISOs also may result in a charge against earnings, depending upon the terms of the options.

   For Restricted Stock, upon grant, the Company must amortize the fair market value of the restricted shares over the restriction period. Changes in the market value of the Common Stock will not affect the amount of this charge (future appreciation in the value of the restricted shares will not cause a charge to earnings).

RECOMMENDATION OF THE BOARD

   The Board of Directors unanimously recommends the adoption of the proposal to adopt the Eagle Food Centers, Inc. 2000 Stock Incentive plan and your proxy is solicited for that purpose. Shareholders are urged to vote in favor of this proposal by marking "FOR" in the appropriate box on the accompanying proxy and signing and returning the proxy to the Company as indicated thereon. If no direction is given the proxy will be voted FOR the proposal to adopt the 2000 Stock Incentive Plan.

                               RATIFICATION OF THE
                       SELECTION OF AN INDEPENDENT AUDITOR
                                   PROPOSAL 3

   Deloitte & Touche LLP, 101 W. Second Street, Davenport, Iowa, independent certified public accountants, have performed an audit of the financial statements of the Company for the fiscal year ended January 29, 2000. Services provided by Deloitte & Touche LLP included work related to the examination of the annual financial statements, reviews of unaudited quarterly financial information, audits of pension plans and preparation of state and federal income tax returns.

   The Board of Directors, upon recommendation of its Audit Committee, on July 28, 2000 made the decision to change the Company's independent accountants and appointed KPMG LLP, 666 Grand Avenue, Des Moines, Iowa, to audit the books and accounts of the Company for the fiscal year ending February 3, 2001 and is seeking ratification of this appointment by the Shareholders. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment. If ratification is not received, the appointment will be reconsidered.

   The reports of Deloitte & Touche LLP on the financial statements of the Company for the two fiscal years ended January 29, 2000 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle, except that the report for the year ended January 29, 2000 indicated that the uncertainty of the Company about if or when it will emerge from Chapter 11 Bankruptcy raised substantial doubt about the Company's ability to continue as a going concern and that the Company changed its method of accounting for goodwill. In connection with the audits for the past two fiscal years and through July 28, 2000, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused the firm to make reference thereto in its report on the financial statements for such years. During the past two fiscal years and through July 28, 2000, Deloitte & Touche LLP has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K issued by the Securities and Exchange Commission), except that Deloitte & Touche has informed the Audit Committee that certain reportable conditions existed during fiscal year 1998 relating to segregation of duties in the cash disbursements and payroll processes and reconciliation of accounts receivable and, during fiscal year 1999 relating to segregation of duties in the cash disbursements process and the reconciliation of cash, accounts receivable and warehouse inventory. The events did not result in a disagreement or difference in opinion between the Company and Deloitte & Touche LLP. Deloitte & Touche LLP furnished a letter addressed to the Securities and Exchange Commission in which it stated that it agreed with the foregoing statements in this paragraph.

   Representatives from Deloitte & Touche LLP and KPMG LLP are expected to attend the annual meeting of shareholders and will be provided the opportunity to make a statement, if desired, and are expected to be available to respond to appropriate questions.

   The Board of Directors recommends a vote "FOR" the ratification of the selection of KPMG LLP as independent auditor.

                           2001 SHAREHOLDER PROPOSALS

   Any shareholder who desires to present a proposal qualified for inclusion in the proxy materials of the Company for the 2001 Annual Shareholders Meeting must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than April 16, 2001.

                             ADDITIONAL INFORMATION

   Included with this Proxy Statement is the Annual Report of the Company indicating the general scope and nature of the business of the Company together with a summary of the activities and financial results of the Company for fiscal 1999. Shareholders may upon written request and without charge, obtain a copy of the Securities and Exchange Commission Annual Report on Form 10-K of the Company. Exhibits to the Form 10-K are also available. The Company will require payment of a fee covering its reasonable expenses in furnishing such exhibits. Address any request to Mr. S. Patric Plumley, Secretary, Eagle Food Centers, Inc., Rt. 67 and Knoxville Rd., Milan, Illinois, 61264.

                                  OTHER MATTERS

   The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intent of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    S. Patric Plumley, Secretary

Dated August 14, 2000


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